Exhibit 99.1

Tapestry Signs Agreement for $25.5 Million Financing to Support Clinical Development of TPI 287

Company Announces One for Ten Reverse Stock Split

BOULDER, Colo., Feb. 2 /PRNewswire-FirstCall/ — Tapestry Pharmaceuticals, Inc. (Nasdaq: TPPH) today announced that it has entered into definitive agreements with a number of institutional investors, led by Special Situations Funds, Tang Capital Partners, LP, and Baker Brothers Investments for the sale of $25.5 million of the company’s common stock and warrants. The financing will support Tapestry’s ongoing clinical development of TPI 287, a third generation taxane, which is currently in two Phase I clinical trials in the United States and overseas.

In conjunction with this financing, Tapestry today announced that its board of directors has approved a 1 for 10 reverse split of Tapestry’s outstanding common stock and authorized the Company to file an amendment to its Certificate of Incorporation to effect the reverse split as of 5:01 p.m. Eastern time on February 3, 2006. Stockholders previously authorized the board to implement a reverse split of the Company’s common stock at the Company’s Annual Meeting of Stockholders held in June 2005. It is anticipated that Tapestry’s common stock will begin trading on the Nasdaq Capital Market on a reverse split basis as of the opening of trading on February 6, 2005. For a period of 20 trading days, shares of Tapestry’s common stock will trade under the ticker symbol “TPPHD.” After 20 trading days, trading will resume under the current symbol: “TPPH.” The reverse split affects all Tapestry common stock, stock options and warrants outstanding immediately prior to the effective time of the reverse split. Tapestry will pay cash in lieu of fractional shares based on Tapestry’s common stock closing price on February 3, 2006.

“We are pleased that our new institutional investors here recognize the potential for TPI 287. This financing allows us to generate preliminary Phase II efficacy data on TPI 287 in a number of major tumor types, as well as develop, upon continued confirmatory data, an oral form of this drug candidate. Virtually all of the resources of the company are now focused on the worldwide development of this unique taxane,” commented Leonard Shaykin, Chairman and CEO of Tapestry Pharmaceuticals.

About TPI 287

TPI 287, a proprietary third generation taxane, is Tapestry’s lead clinical compound. This compound was designed to overcome multi-drug resistance in solid tumors that have become resistant to taxane therapy. In preclinical testing, TPI 287 demonstrated the ability to inhibit tumor cell growth in a number of in vitro cell lines and has shown inhibition of human tumors in certain animal xenograft models when tested against standard comparative agents. The in vitro activity was seen across multiple cell lines including cell lines known to be sensitive to taxanes and cell lines known to be resistant to taxanes. In in vivo testing TPI 287 demonstrated reduction in the rate of tumor growth in both taxane resistant and taxane sensitive breast cancer xenografts. Taxane sensitive cell lines in which TPI 287 shows activity include cell lines derived from breast cancer, uterine cancer and non-small cell lung cancer. Taxane resistant cell lines in which TPI 287 shows activity include lines derived from breast cancer, colon cancer, prostate cancer and pancreatic cancer. A number of these studies were presented at the November 2005 AACR/NCI/EORTC International Conference on Molecular Targets and Cancer Therapeutics.

TPI 287 is currently in two Phase I studies in the United States and overseas to determine the safety and pharmacokinetic profile of the compound. A number of Phase II studies are planned in several of the major tumor types and are projected to begin in this calendar year.

Both in vitro and in vivo studies suggest that TPI 287 may be orally bioavailable. An oral form of the compound is currently in preclinical development.

About the Financing

Under the terms of the agreements, Tapestry has agreed to sell to the institutional investors 12.75 million shares of its common stock at $2.00 per share on a post split basis. Investors in the private placement will also receive five year warrants to purchase up to an additional 12.75 million shares of common stock at an exercise price of $2.40 per share on a post split basis. One half of such warrants would be exercisable on a cashless basis. Special Situations Funds will have the right to appoint two representatives to Tapestry’s Board of Directors at closing.

The closing of this financing is subject to the satisfaction of customary closing conditions, including the approval of Tapestry’s current stockholders and the absence of any material adverse change to Tapestry prior to closing.

Tapestry intends to mail to all stockholders a proxy statement that will contain important information regarding the terms of the financing. When available, copies of the proxy statement, and other relevant documents, will be available free of charge at the Securities and Exchange Commission’s web site and Tapestry’s web site at www.tapestrypharma.com.

Ferghana Securities, Inc. (New York) provided financial and strategic advice to the company’s Board and management.

Reedland Capital Partners, an Institutional Division of Financial West Group, assisted the Company in securing the financing.

About Tapestry Pharmaceuticals, Inc.

Tapestry Pharmaceuticals, Inc. is a company focused on the development of proprietary therapies for the treatment of cancer.

For more information about Tapestry and its technologies, visit Tapestry’s web site at www.tapestrypharma.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Forward-looking statements can be identified by the use of words such as “opportunities,” “trends,” “potential,” “estimates,” “may,” “will,” “should,” “anticipates,” “expects” or comparable terminology or by discussions of strategy. Such forward-looking statements include statements relating to the clinical development program for TPI 287, the ability of TPI 287 to overcome drug resistance, the potential of TPI 287 as an orally administered compound, the occurrence and timing of Phase II studies for TPI 287 and the adequacy of the financing to generate preliminary Phase II efficacy data. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include: the risk that the financing will not close and the Company will receive no proceeds because the closing conditions are not met or for other reasons; the risk that Tapestry will be unsuccessful in the clinical development of TPI 287 or that clinical development of TPI 287 will demonstrate that TPI 287 is unsafe and/or ineffective; the risk that Tapestry will be unable to develop an oral formulation of TPI 287; the risk that Phase II studies will be delayed; the risk that the Company’s development or future sales of TPI 287 may be hindered by third party intellectual property; and the risk that the Company’s resources (even assuming that the financing closes) will be inadequate to carry out development of TPI 287. Additional risks, uncertainties and other factors are identified under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Company’s reports filed from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 29, 2004 and Quarterly Report on Form 10-Q for the period ended September 28, 2005. The Company disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new or additional information, future events or otherwise.

For further information, please contact Gordon Link, Senior Vice President, Chief Financial Officer, at 303 516 8500.